UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K
____________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 16, 2017
____________
R1 RCM Inc.
(Exact Name of Registrant as Specified in Charter)
 ____________

Delaware	001-34746	02-0698101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Michigan Avenue, Suite 2700, Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2017, R1 RCM Inc. (the “Company”) appointed Thomas A. Lesica, age 57, to the position of Executive Vice President, Chief Operating Officer. Prior to being appointed Executive Vice President, Chief Operating Officer, Mr. Lesica served as Executive Vice President, Business Transformation of the Company since February 2017. Before joining the Company, since 2015, Mr. Lesica had most recently served as a strategic management consultant and advisory board member on several New York-based private equity transactions, as well as a start-up cloud based social media solution in Cambridge, Massachusetts. From 2008 until 2015, Mr. Lesica first served as Chief Executive Officer of North American Shared Services at Walters Kluwer and subsequently as Chief Executive Officer of Global Shared Services at Wolters Kluwer, and before joining Wolters Kluwer held the position of Group Vice President of Business Operations and Global Chief Information Officer, at Avaya, Inc. from 2003 until 2007. In earlier roles, Mr. Lesica served as Chief Technology Officer and Chief Operations Officer at Accretive Commerce, Inc., Senior Vice President, Chief Information Officer at J. Crew, Inc. and Vice President, Global Chief Information Officer at Pepsi-Cola. Mr. Lesica began his career at IBM.

In connection with his original appointment as Executive Vice President, Business Transformation of the Company on February 27, 2017, Mr. Lesica and the Company entered into an offer letter agreement, dated February 16, 2017, providing for at-will employment for an indefinite term, an annual base salary of $450,000, an annual discretionary target bonus opportunity of 65% of base salary and eligibility to participate in the employee benefit programs of the Company generally available to senior executives of the Company. In addition, in the event that Mr. Lesica relocates to Chicago in the future, he will be entitled to to relocation benefits commensurate with his position in accordance with the Company's relocation program.

Pursuant to the offer letter agreement, (i) Mr. Lesica was granted an employment inducement nonstatutory stock option (the “Stock Option”) to purchase 380,068 shares of the Company’s common stock at a per share exercise price equal to the closing price of the Company's common stock on the grant date, and (ii) Mr. Lesica will receive an employment inducement performance-based restricted stock unit award of an amount of shares of the Company's common stock equaling 100% of his base salary (the “PBRSUs” and together with the Stock Option, the “Equity Awards”). The Stock Option will vest in equal annual installments over four years, subject to continued service with the Company. The PBRSUs will be subject to targets and vesting duration set by the Company’s Board of Directors consistent with the Company’s Long Term Incentive Program (the “LTI Program”). The Equity Awards will be subject to accelerated vesting upon the occurrence of a “change in control” (as defined in the offer letter agreement) of the Company while Mr. Lesica remains in the continued employment of the Company. Additionally, beginning in 2018, Mr. Lesica will be entitled to participate in the Company’s LTI Program, for which the target amounts of annual equity grants will equal 100% of his base salary. The aforementioned equity grants will contain a “double trigger” change in control provision.

In the event that Mr. Lesica’s employment with the Company is terminated by the Company without “cause” or by Mr. Lesica for “good reason,” in addition to any earned but unpaid salary and his accrued and vested benefits under the employee benefit programs of the Company, which are payable upon any termination of employment, Mr. Lesica also will be entitled to receive continued salary and health benefits for a period of 12 months following the date of such termination, subject to the mitigation provisions of the Company’s severance plan.

Mr. Lesica is subject to non-competition and non-solicitation covenants that prohibit him from engaging in certain restricted activities (including competition and solicitation of employees and customers of the Company) for 12 months (in the case of the non-competition covenant) or 18 months (in the case of the non-solicitation covenant) following his termination of service with the Company. Mr. Lesica is also subject to confidentiality restrictions and inventions assignment obligations applicable during and after the period of his service with the Company that protect the Company's proprietary information.

In addition, the Company intends to enter into an indemnification agreement with Mr. Lesica in the form that the Company has entered into with its directors and other executive officers. Such agreement provides that the Company will indemnify Mr. Lesica to the fullest extent permitted by law for claims arising in his capacity as an executive officer of the Company, provided that he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, the Company's best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In the event that the Company does not assume the defense of a claim against Mr. Lesica, the Company will be required to advance his expenses in connection with his defense, provided that he undertakes to repay all amounts advanced if it is ultimately determined that he is not entitled to be indemnified by the Company.

Item 8.01 Other Events
On August 16, 2017 the Company’s Board of Directors evaluated the designations of its current executive officers (as such term is used within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended) and designated the following persons as the sole “executive officers” of the Company:

Name	Office
Joseph Flanagan	Chief Executive Officer and President
Christopher Ricaurte	Chief Financial Officer and Treasurer
Richard Evans	Senior Vice President-Corporate Controller and Chief Accounting Officer
Thomas Lesica	Executive Vice President, Chief Operating Officer
Gary Long	Executive Vice President, Chief Commercial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 22, 2017

R1 RCM Inc.

		By:	/s/ Christopher S. Ricaurte

Christopher S. Ricaurte
Chief Financial Officer and Treasurer